UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  April 17, 2001

Intacta Technologies Inc.
 (Exact name of registrant as specified in its charter)

Nevada	0-30467	58-2488071

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

945 East Paces Ferry Road Suite 1445 Atlanta, GA 30326-1372

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (404) 880-9919

Item 7         Financial Statements and Exhibits

(c)     Exhibits:

 1.       Press Release of the Company dated April 17, 2001

2.       Press Release of the Company dated April 23, 2001 Item 9         Regulation FD Disclosure

On April 17, 2001, Intacta Technologies Inc. announced a partnership with Edward Lowe and Associates, Inc. Edward Lowe and Associates will incorporate Intacta's patented INTACTA.CODE™ technology in selected customer applications using IBM's Lobus Domino and WebSphere.

On April 23, 2001, Intacta Technologies Inc. announced an online demo site for software developers interested in trying INTACTA.CODE™ encoding technology using Java programming. The site allows developers to log on with any browser, select and encode any file, and download the encoded file to their machine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Intacta Technologies Inc.

Date: May 3, 2001	By: /s/ Sandra Buschau

Sandra Buschau
Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release issued April 17, 2001

99.2	Press release issued April 23, 2001